Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 30, 2012, is by and among GENCORP INC., an Ohio corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the Lenders (defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of November 18, 2011 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1           New Definitions.  The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Incremental Increase Amount” shall have the meaning set forth in Section 2.23(a)(i).

“Incremental Term Facility” shall have the meaning set forth in Section 2.23(b)(i).

“Revolving Facility Increase” shall have the meaning set forth in Section 2.23(a)(i).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

1.2           Amendment to Definition of Available Amount.  The definition of “Available Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended to add the following phrase immediately after the phrase “(v) the aggregate amount” in the fourth line thereof:

“, without duplication,”

1.3           Amendment to Definition of Funded Debt.  The proviso at the end of the definition of “Funded Debt” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“provided, however, that Funded Debt shall not include (i) Indebtedness among the Credit Parties, (ii) Indebtedness permitted under Section 6.1(f), (g), (h) or (j), (iii) any Indebtedness of the Credit Parties backed by Earmarked Cash and (iv) other Indebtedness to the extent the proceeds of such Indebtedness are held in a blocked account with the Administrative Agent or a separate account with an escrow agent, in each case, for purposes of funding a Permitted Acquisition.”

1.4           Amendment to Definition of Investment.  The definition of “Investment” set forth in Section 1.1 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“For the avoidance of doubt, payments made by the Borrower to redeem its Capital Stock shall not be considered “Investments.”

1.5           Amendment to Section 2.1(a). Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)           Revolving Commitment.  During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed such Revolving Lender’s Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed the Revolving Committed Amount then in effect.  For purposes hereof, the aggregate principal amount available for Revolving Loan borrowings hereunder shall be ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.8, or increased from time to time as provided in Section 2.23, the “Revolving Committed Amount”).  LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.  No Revolving Loans shall be made on the Closing Date.

1.6           Amendment to Section 2.23.  A new Section 2.23 is hereby added to Article II of the Credit Agreement to read as follows:

Section 2.23         Revolving Facility Increases

(a)           Revolving Facility Increases.

(i)           General Terms.  Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time until the date that is six months prior to the Maturity Date, to increase the Revolving Committed Amount (each such increase, a “Revolving Facility Increase”) by an aggregate principal amount for all such Revolving Facility Increases, that, when aggregated with the amount of any Incremental Term Facility incurred under Section 2.23(b), shall not exceed $50,000,000 (the “Incremental Increase Amount”).

(ii)          Terms and Conditions.  The following terms and conditions shall apply to any Revolving Facility Increase:  (A) no Default or Event of Default shall exist immediately prior to or after giving effect to such Revolving Facility Increase, (B) any loans made pursuant to a Revolving Facility Increase shall constitute Obligations and will be secured and guaranteed with the other Obligations on a pari passu basis, (C) any Lenders providing such Revolving Facility Increase shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Lenders, (D) any such Revolving Facility Increase shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount of the Incremental Increase Amount, if less), (E) the proceeds of any such Revolving Facility Increase will be used for the purposes set forth in Section 3.11, (F) the Borrower shall execute a Revolving Note in favor of any new Lender or any existing Lender whose Revolving Commitment is increased pursuant to this Section, in each case, if requested by such Lender, (G) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied and (H) the Administrative Agent shall have received (1) upon request of the Administrative Agent, an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and substantially similar to the opinion delivered to the Administrative Agent on the Closing Date, (2) any authorizing corporate documents as the Administrative Agent may reasonably request and (3) if applicable, a duly executed Notice of Borrowing.

(iii)         Revolving Facility Increase.  In connection with the closing of any Revolving Facility Increase, the outstanding Revolving Loans and Participation Interests shall be reallocated by causing such fundings and repayments among the Lenders of Revolving Loans as necessary such that, after giving effect to such Revolving Facility Increase, each Lender will hold Revolving Loans and Participation Interests based on its Revolving Commitment Percentage (after giving effect to such Revolving Facility Increase); provided that (i) such reallocations and repayments shall not be subject to any processing and/or recordation fees and (ii) the Borrower shall be responsible for any costs arising under Section 2.18 resulting from such reallocation and repayments.

(iv)         Participation.  Participation in any such Revolving Facility Increase may be offered to each of the existing Lenders, but no Lender shall have any obligation to provide all or any portion of any such Revolving Facility Increase.  The Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) to join this Credit Agreement as Lenders hereunder for any portion of such Revolving Facility Increase; provided that such other banks, financial institutions and investment funds shall enter into such lender joinder agreements to give effect thereto as the Administrative Agent may reasonably request.

(v)           Amendments.  The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any such Revolving Facility Increase.

(b)           Incremental Term Loan.

(i)           General Terms.  Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time until the date that is six months prior to the Maturity Date, to incur additional Indebtedness under this Credit Agreement pursuant to one or more tranches of term loans (each an “Incremental Term Facility”) in an aggregate principal amount, that, when aggregated with the amount of any Revolving Facility Increase elected pursuant to Section 2.23(a), shall not exceed $50,000,000.

(ii)          Terms and Conditions.  The following terms and conditions shall apply to any Incremental Term Facility:  (A) no Default or Event of Default shall exist immediately prior to or after giving effect to such Incremental Term Facility, (B) any loans made pursuant to a Incremental Term Facility shall constitute Obligations and will be secured and guaranteed with the other Obligations on a pari passu basis, (C) any Lenders providing such Incremental Term Facility shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Lenders, (D) any such Incremental Term Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount of the Incremental Increase Amount, if less), (E) the proceeds of any such Incremental Term Facility will be used for the purposes set forth in Section 3.11, (F) the Borrower shall execute a promissory note in favor of any new Lender or any existing Lender, in each case, if requested by such Lender, (G) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (H) the Incremental Term Facility shall have a maturity date no earlier than the Maturity Date, and shall have a Weighted Average Life to Maturity no shorter than the Term Loans referenced under Section 2.4, and (I) the Administrative Agent shall have received (1) upon request of the Administrative Agent, an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and substantially similar to the opinion delivered to the Administrative Agent on the Closing Date, (2) any authorizing corporate documents as the Administrative Agent may reasonably request and (3) if applicable, a duly executed Notice of Borrowing.

(iii)         Participation.  Participation in any such Incremental Term Facility may be offered to each of the existing Lenders, but no such Lender shall have any obligation to provide all or any portion of any such Incremental Term Facility.  The Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) to join this Credit Agreement as Lenders hereunder for any portion of such Incremental Term Facility; provided that such other banks, financial institutions and investment funds shall enter into such lender joinder agreements to give effect thereto as the Administrative Agent may reasonably request.

(iv)         Amendments.  The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any such Incremental Term Facility.

1.7           Amendment to Section 6.10(h).  Section 6.10(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h)           in addition to the foregoing, the Borrower and its Subsidiaries may make additional Restricted Payments in an amount not to exceed:

(i) prior to an Approved Issuance, the Borrower and its Subsidiaries may make additional Restricted Payments in an amount not to exceed (A) $75,000,000 in any Calculation Period and (B) $125,000,000 during the term of this Agreement; provided, that, such Restricted Payments will be allowed only to the extent that (w) there are no Revolving Loans outstanding on the date of any such Restricted Payments, (x) the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 5.9 and the pro forma Leverage Ratio after giving effect to any such Restricted Payments is not greater than the level which is 0.50x inside of the then-applicable covenant, (y) the Borrower shall have Liquidity of at least $125,000,000 after giving effect to such Restricted Payments and (z) the amount of such Restricted Payments do not exceed the Available Amount; and

(ii) following an Approved Issuance, (A) $75,000,000 in any Calculation Period and (B) $125,000,000 during the term of this Agreement; provided, that, such Restricted Payments will be allowed only to the extent that (w) there are no Revolving Loans outstanding on the date of any such Restricted Payments, (x) the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 5.9 and the pro forma Leverage Ratio after giving effect to any such Restricted Payments is not greater than the level which is 0.25x inside of the then-applicable covenant, (y) the Borrower has at least $25,000,000 of cash and Cash Equivalents on its consolidated balance sheet after giving effect to such Restricted Payments and (z) the amount of such Restricted Payments do not exceed the Available Amount.

1.8           Amendment to Section 6.12.  Section 6.12 of the Credit Agreement is hereby amended by replacing the reference to “$20,000,000” with “$30,000,000”.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1           Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to May 30, 2012:

(a)           Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent and the Required Lenders.

(b)           Fees and Expenses.

(i)           The Administrative Agent shall have received from the Borrower, for the account of each Lender that executes and delivers a counterpart to this Amendment to the Administrative Agent by 5:00 p.m. (EST) on or before the Amendment Effective Date (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), upfront fee in an amount equal to 7.5 basis points on the aggregate Revolving Commitments of such Consenting Lender.

(ii)           The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(c)   Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1           Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           The representations and warranties made by the Credit Parties in Article III of the Credit Agreement (i) that contain a materiality qualification shall be true and correct on and as of the date hereof (except for those which expressly relate to an earlier date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on the date hereof (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)           The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)           Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3           Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4           Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5           Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6           Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7           Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8           Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9           No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12           Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.12, 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

GENCORP INC.
AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	GENCORP INC., an Ohio corporation

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President and Chief Financial Officer

GUARANTORS:	AEROJET-GENERAL CORPORATION, an Ohio corporation

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

	By:	/s/ Leah B. Ellis
		Name:	Leah B. Ellis
		Title:	Vice President

LENDERS:	US Bank, National Association, as a Lender

	By:	/s/ Oksana Guy
		Name:	Oksana Guy
		Title:	Vice President

SunTrust Bank, as a Lender

By:	/s/ David Simpson
	Name:	David Simpson
	Title:	Vice President

Morgan Stanley Bank N.A, as a Lender

By:	/s/ Christopher Winthrop
	Name:	Christopher Winthrop
	Title:	Executive Director

Umpqua Bank, an Oregon State Chartered Bank as a Lender

By:	/s/ Christopher A. Andrade
	Name:	Christopher A. Andrade
	Title:	Vice President